Exhibit 5.1

Tel Aviv, May 29, 2024

CollPlant Biotechnologies Ltd.

4 Oppenheimer Street

Weizmann Science Park

Rehovot 7670104

Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to CollPlant Biotechnologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on May 29, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 600,000 ordinary shares of the Company, ILS 1.50 par value (the “Plan Shares”), for future issuance under the 2024 Share Award Plan (the “2024 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) articles of association of the Company, as amended, (ii) the 2024 Plan, and (iii) a resolution of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2024 Plan, pursuant to agreements with respect to the 2024 Plan, and pursuant to the terms of the awards that may be granted under the 2024 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Goldfarb Gross Seligman & Co.
Goldfarb Gross Seligman & Co.